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                                                                Exhibit 3.i(w)

                      RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                            AMERICAN SALT COMPANY


                      Under Section 245 of the General
                 Corporation Law of the State of Delaware


     AMERICAN SALT COMPANY, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

     FIRST: That the original Certificate of Incorporation of the Corporation was filed with the Secretary of State, Dover, Delaware, on the 21st day of January, 1988, a Restated Certificate of Incorporation was filed on the 19th day of February 1988 and an Amendment to the Restated Certificate of Incorporation was filed on the 24th day of February 1988.

     SECOND: That the Restated Certificate of Incorporation of the Corporation has been duly adopted in accordance with the provisions of
Section 141(f), 228(a), 242 and 245 of the General Corporation Law of the State of Delaware.

     THIRD: That the text of the Certificate of Incorporation of the Corporation is hereby restated by this Certificate, to read in full, as follows:

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                                                                      EXHIBIT A

                                   RESTATED

                          CERTIFICATE OF INCORPORATION

                                     -of-

                              AMERICAN SALT COMPANY

                                    -oo0oo-

     FIRST:  The name of the Corporation is American Salt Company
(hereinafter sometimes called the "Corporation").

     SECOND: The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD: The nature of the business or purposes to be conducted or promoted are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The total number of shares of stock which the Corporation has authority to issue is 3,000 shares of Common Stock and the par value of each such share is $.01.

     FIFTH: The following additional provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for the creation, definition, limitation and regulation of the powers of the Corporation, the directors and the stockholders:

     1. Election of directors need not be by written ballot. The Board of Directors shall have power to make, alter, amend and repeal the By-Laws of the Corporation and to fix the compensation of directors for services in any capacity.

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                                      -2-

     2. Any corporate action, with respect to which the vote of the stockholders at a meeting thereof is required or permitted by any provision of the General Corporation Law of the State of Delaware or of the Certificate of Incorporation or the By-Laws of the Corporation, is authorized to be taken and may be taken without that vote and meeting, and that vote and meeting may be dispensed with, with the written consent of the holders of a majority (or, if with respect to a particular corporate action where the General Corporation Law of the State of Delaware or the Certificate of Incorporation or the By-Laws of the Corporation specifies a greater percentage, by the holders of that greater percentage) of the stock that would have been entitled to vote upon that action if a meeting was held. Prompt notice shall be given to all stockholders of the taking of any corporate action pursuant to the provisions of this paragraph 2 unless that action has been consented to in writing by the holders of all of the stock that would have been entitled to vote upon that action if a meeting were held.

     3. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     SIXTH: The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, by reason of the fact that he, or the person whose legal representative he is, (1) is or was a stockholder, director, officer, employee or agent of the Corporation (including the incorporator thereof), or (2) is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, rust or other enterprise, or
(3) is or was a director, officer or employee of the Corporation serving at the request of the Corporation as a fiduciary of an employee benefit plan or trust maintained for the benefit of employees of the Corporation or employees of any such other enterprise,

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                                       -3-


partnership, joint venture, trust, or other enterprise, against judgments, fines, penalties, amounts paid in settlement, and expenses, including attorneys' fees, actually and reasonably incurred by him and the person whose legal representative he is, in connection with such action, suit or proceeding, or any appeal therein, to the fullest extent permitted by law.

         Expenses which may be indemnifiable under this Section incurred in defending an action, suit or proceedings may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors upon agreement by or on behalf of the stockholder, director, officer, employee or agent, or his legal representative, to repay such amount if he is later found not entitled to be indemnified by the Corporation as authorized in this section.

         The Corporation shall not indemnify any stockholder, director, officer, employee or agent against judgments, fines, amounts paid in settlement and expenses, including attorneys' fees, to an extent greater than that authorized by this Article Sixth, but the Corporation may procure insurance providing greater indemnification and may share the premium cost with any stockholder, director, officer, employee or agent on such basis as may be agreed upon.

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STATE OF NEW YORK   )
                    : ss.:
COUNTY OF NEW YORK  )

        BE IT REMEMBERED that on this 29th day of March, 1990, personally came before me Barbara J. Ellis, a Notary Public in and for the County and State aforesaid, Anthony J. Petrocelli and Richard J. Donahue, known to me personally to be such, and acknowledged that it is their respective act and deed and that the facts stated therein are true.

        GIVEN under my hand and seal of office the day and year aforesaid.

                                /s/ Barbara J. Ellis
                             -----------------------------
                                   Notary Public

                                     BARBARA J. ELLIS
                           Notary Public, State of New York
                                    No. 31-4949879
                             Qualified in New York County
                           Commission Expires April 17, 1991

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                            CERTIFICATE OF AMENDMENT

                                       TO

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                            AMERICAN SALT COMPANY

        AMERICAN SALT COMPANY, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

                FIRST: That the Board of Directors of the Corporation duly adopted a resolution setting forth a proposed amendment to the Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

                RESOLVED, that Article First of the Restated Certificate of Incorporation of the Corporation be amended, and as amended said Article shall be and read in its entirety as follows:

                "FIRST: The name of the Corporation is North American Salt Company (hereinafter sometimes called the "Corporation")."

                SECOND: That in lieu of a meeting and a vote of stockholders, the holder of all of the outstanding stock of the Corporation has given its unanimous written consent to said amendment in accordance with the provisions of Section 228(a) of the General Corporation Law of the State of Delaware.

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                                       -2-

                THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, the Corporation has caused this certificate of amendment to be signed by Anthony J. Petrocelli, its Vice Chairman, Treasurer and Assistant Secretary, and attested by Richard J. Donahue, its Senior Vice President, Secretary and Assistant Treasurer, as of the 20th day of August, 1990.

                                    AMERICAN SALT COMPANY

                                    By: /s/ Anthony J. Petrocelli
                                        -----------------------------
                                        Anthony J. Petrocelli
                                        Vice Chairman, Treasurer
                                        and Assistant Secretary

ATTEST:  /s/ Richard J. Donahue
         -----------------------
         Richard J. Donahue
         Senior Vice President,
          Secretary and Assistant
          Treasurer


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                       CERTIFICATE OF AMENDMENT
                                  TO
                   RESTATED CERTIFICATE OF INCORPORATION
                                  OF
                      NORTH AMERICAN SALT COMPANY

        The undersigned officers, Robert E. Fowler, Jr. and Rose Marie Williams, President and CEO, and Secretary, respectively of North American Salt Company, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), do hereby certify that:

1. Paragraph FIRST of the Restated Certificate of Incorporation of the Corporation is hereby amended in its entirety as follows:

                        "FIRST:  The name of the corporation is IMC Salt Inc."

2. This Certificate of Amendment was duly adopted by the sole director and sole voting stockholder of the Corporation according to the provisions of Sections 141(f), 229 and 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, the undersigned have hereunto subscribed their names this 1st day of May, 1998.

                                NORTH AMERICAN SALT COMPANY
[SEAL]
                                By: /s/ Robert E. Fowler, Jr.
                                    -----------------------------
                                    Robert E. Fowler, Jr.

Attest:

/s/ Rose Marie Williams
---------------------------
Rose Marie Williams
Secretary